Exhibit 20.8
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of January
                    Distribution Date of February 17, 1998
                            Servicer Certificate #4

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $457,614,248.57
Beginning Pool Factor                                           0.9152388

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,118,055.06
     Interest Collected                                     $3,800,400.91

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $80,339.40
Total Additional Deposits                                      $80,339.40

Repos / Chargeoffs                                            $845,634.17
Aggregate Number of Notes Charged Off                                  46

Total Available Funds                                      $14,998,795.37

Ending Pool Balance                                       $445,650,559.34
Ending Pool Factor                                              0.8913111

Servicing Fee                                                 $381,345.21

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $24,379,653.32
     Target Percentage                                               5.25%
     Target Balance                                        $23,396,654.37
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                     ($982,998.95)
     Ending Balance                                        $23,396,654.37

Current Weighted Average APR:                                       9.999%
Current Weighted Average Remaining Term (months):                   47.13

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,192,239.99     1,731
                                31 - 60 days             $431,202.45       351
                                60+  days                 $90,291.86        75

     Total:                                            $2,713,734.30     1,740

     Balances:                  60+  days              $2,551,099.66        75

Memo Item - Reserve Account
     Opening Balance                                  $24,024,748.05
+    Invest. Income                                      $112,015.51
+    Excess Serv.                                        $242,889.76
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $24,379,653.32


Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month  of  January

                                                                   NOTES
                                              (Money Market)
                                 TOTAL         CLASS A - 1        CLASS A - 2      CLASS A - 3       CLASS A - 4     CLASS B NOTES
                            $500,000,000.00   $107,000,000.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                         100.00%            0.00%             0.00%             0.00%            0.00%
     Coupon                                             5.72%            5.96%             6.20%             6.30%            6.30%

Beginning Pool Balance      $457,614,248.57
Ending Pool Balance         $445,650,559.34

Collected Principal          $11,118,055.06
Collected Interest            $3,800,400.91
Charge - Offs                   $845,634.17
Liquidation Proceeds/Recoveries  $80,339.40
Servicing                       $381,345.21
Cash Transfer from Reserve Account    $0.00
Total Collections Available
  for Debt Service           $14,617,450.16

Beginning Balance           $457,614,248.57    $64,614,248.57   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00

Interest Due                  $2,410,871.17       $338,912.50      $513,208.67       $682,000.00       $784,875.00       $91,875.00
Interest Paid                 $2,410,871.17       $338,912.50      $513,208.67       $682,000.00       $784,875.00       $91,875.00
Principal Due                $11,963,689.23    $11,963,689.23            $0.00             $0.00             $0.00            $0.00
Principal Paid               $11,963,689.23    $11,963,689.23            $0.00             $0.00             $0.00            $0.00

Ending Balance              $445,650,559.34    $52,650,559.34   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Note / Certificate Pool Factor                         0.4921           1.0000            1.0000            1.0000           1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions          $14,374,560.40    $12,302,601.73      $513,208.67       $682,000.00       $784,875.00       $91,875.00

Interest Shortfall                    $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
Principal Shortfall                   $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
     Total Shortfall                  $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                $242,889.76
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                    $24,379,653.32
(Release) / Draw               ($982,998.95)
Ending Reserve Acct Balance  $23,396,654.37


Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of January


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                 3                  2                  1
                                          Sep-97             Oct-97            Nov-97             Dec-97              Jan-98
Beginning Pool Balance                     N\A        $408,527,638.36     $486,773,425.62     $473,462,264.08     $457,614,248.57

A)   Loss Trigger:
Principal of Contracts Charged Off         N\A            $519,576.09         $933,926.21         $290,370.34         $845,634.17
Recoveries                                 N\A                  $0.00               $0.00         $125,776.80          $80,339.40

Total Charged Off (Months 5, 4, 3)                                N\A
Total Recoveries (Months 3, 2, 1)                         $206,116.20
Net Loss / (Recoveries) for 3 Mos                                 N\A(a)

Total Balance (Months 5, 4, 3)                        $895,301,063.98(b)

Loss Ratio Annualized  [(a/b) * (12)]                           $0.00

Trigger:  Is Ratio > 1.5%                                         N\A
                                                                               Nov-97             Dec-97              Jan-98

B)   Delinquency Trigger:                                                      894,974.02        1,903,160.28        2,551,099.66
     Balance delinquency 60+ days                                                0.18386%            0.40197%            0.55748%
     As % of Beginning Pool Balance                                                   N\A            0.29060%            0.38110%
     Three Month Average

Trigger:  Is Average > 2.0%                 No

C)   Noteholders Percent Trigger:       4.6794%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer